AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                      GOLDMAN SACHS ASSET MANAGEMENT, L.P.

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and GOLDMAN SACHS ASSET MANAGEMENT, L.P., a limited partnership organized under the laws of the state of Delaware and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of May 2, 2005 (as amended, the "Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to investment portfolios of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     WHEREAS,   the  Adviser  has  appointed   Sub-Adviser  to  provide  certain
sub-investment advisory services to a new investment portfolio of the JNL Series Trust, the JNL/Goldman Sachs Emerging Markets Debt Fund ("Fund"); and

     WHEREAS, in order to reflect the addition of the new Fund, Schedule A and Schedule B must be amended.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated October 6, 2008, attached hereto.

2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated October 6, 2008, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 6th day of October, 2008.

JACKSON NATIONAL ASSET                        GOLDMAN SACHS ASSET
MANAGEMENT, LLC                               MANAGEMENT, L.P.


By: _____________________________             By:  _____________________________
Name:  MARK D. NERUD                          Name:  SCOTT E. KILGALLEN
Title: PRESIDENT                              Title: MANAGING DIRECTOR

                                   SCHEDULE A
                              DATED OCTOBER 6, 2008
                                     (Funds)

 -------------------------------------------------------------------------------
                      JNL/Goldman Sachs Core Plus Bond Fund
 -------------------------------------------------------------------------------
                  JNL/Goldman Sachs Emerging Markets Debt Fund
 -------------------------------------------------------------------------------
                      JNL/Goldman Sachs Mid Cap Value Fund
 -------------------------------------------------------------------------------
                   JNL/Goldman Sachs Short Duration Bond Fund
 -------------------------------------------------------------------------------

                                   SCHEDULE B
                              DATED OCTOBER 6, 2008
                                 (Compensation)

  ----------------------------------------------------------------------------
                      JNL/GOLDMAN SACHS CORE PLUS BOND FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
   AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
   ------------------------------------------------------- --------------------
   $0 to $500 Million                                              .25%
   ------------------------------------------------------- --------------------
   $500 Million to $1 Billion                                      .17%
   ------------------------------------------------------- --------------------
   Amounts over $1 Billion                                         .15%
   ------------------------------------------------------- --------------------


   ----------------------------------------------------------------------------
                  JNL/GOLDMAN SACHS EMERGING MARKETS DEBT FUND
   ----------------------------------------------------------------------------
   ------------------------------------------------------- --------------------
   AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
   ------------------------------------------------------- --------------------
   $0 to $200 Million                                              .50%
   ------------------------------------------------------- --------------------
   Amounts over $200 Million                                       .45%
   ------------------------------------------------------- --------------------


   ----------------------------------------------------------------------------
                      JNL/GOLDMAN SACHS MID CAP VALUE FUND
   ----------------------------------------------------------------------------
   ------------------------------------------------------- --------------------
   AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
   ------------------------------------------------------- --------------------
   $0 to $100 Million                                              .50%
   ------------------------------------------------------- --------------------
   Amounts over $100 Million                                       .45%
   ------------------------------------------------------- --------------------


   ----------------------------------------------------------------------------
                   JNL/GOLDMAN SACHS SHORT DURATION BOND FUND
   ----------------------------------------------------------------------------
   AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
   ------------------------------------------------------- --------------------
   $0 to $100 Million                                              .20%
   ------------------------------------------------------- --------------------
   $100 to $250 Million                                            .17%
   ------------------------------------------------------- --------------------
   $250 to $500 Million                                            .15%
   ------------------------------------------------------- --------------------
   Amounts over $500 Million                                       .12%
   ------------------------------------------------------- --------------------